Consent of Independent Accountants
                       ----------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1999 relating to the financial statements of DST Systems, Inc., which appears in DST Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
October 25, 1999